As filed with the Securities and Exchange Commission on September 22, 2003.
                                                     File No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     Community Bank Shares of Indiana, Inc.
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                               Indiana             35-1938254
 ---------------------------------------------- --------------------------------
              (State or other jurisdiction        (I.R.S. Employer
            of incorporation or organization)   Identification Number)

                 101 W. Spring Street, New Albany, Indiana 47150
 -------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                  Community Bank Shares Performance Units Plan
 -------------------------------------------------------------------------------
                              (Full title of plan)

                                 Paul A. Chrisco
                             Chief Financial Officer
                     Community Bank Shares of Indiana, Inc.
                              101 W. Spring Street
                            New Albany, Indiana 47150
                                 (812) 944-2224
 -------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Cynthia W. Young, Esq.
                           Wyatt, Tarrant & Combs, LLP
                       500 W. Jefferson Street, Suite 2800
                           Louisville, Kentucky 40202
                                 (502) 589-5235

                         CALCULATION OF REGISTRATION FEE

=============================== ================ ========================== ======================== ===============
     Title of Securities            Amount           Proposed Maximum              Proposed            Amount Of
            to be                    to be            Offering Price           Maximum Aggregate      Registration
          Registered              Registered           per Share (1)          Offering Price (1)        Fee (1)
=============================== ================ ========================== ======================== ===============
         Common Stock,
  par value $0.10 per share       250,000 (2)            $18.50                $ 4,625,000             $ 375.00
=============================== ================ ========================== ======================== ===============

         (1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, on the basis of $18.50 per share, the average of the high and low sale prices reported for the Registrant's Common Stock on the Nasdaq Small Cap Market on September 17, 2003.

(2) The Registrant also hereby registers such indeterminate number of additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the plan and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, including the description incorporated in the Form 10-K of the current management and Board of Directors of the Registrant contained in the Proxy Statement of the Registrant filed pursuant to Section 14(a) of the Exchange Act for the Registrant's Annual Meeting of Shareholders held on May 20, 2003;

                  2.   All  other reports filed by the  Registrant  pursuant  to
Section 13(a) or 15(d) of the Exchange Act since the end of its most recent fiscal year on December 31, 2002; and

                  3. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-46665) filed with the Commission on February 20, 1998, and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the Common Stock covered by this Registration Statement will be passed upon by Wyatt, Tarrant & Combs, LLP, 500 W. Jefferson Street, Suite 2800, Louisville, Kentucky 40202. Wyatt, Tarrant & Combs, LLP leases office space for its New Albany, Indiana office from Community Bank of Southern Indiana, a subsidiary of the Registrant.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article VIII of the Registrant's Articles of Incorporation provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending a completed formal or informal action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a "proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or any of its predecessors or is or was serving at the request of the Registrant or a predecessor as a director, officer, partner, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability and expenses (including court costs and attorneys' fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such proceeding to the fullest extent authorized by law. The circumstances under which Indiana law requires or permits a corporation to indemnify its directors, officers, employees or agents is set forth in Chapter 37 of the Indiana Business Corporation Law (the "Act").

                  In order to qualify for indemnification under the Registrant's Articles of Incorporation, the person must have met the following standard of conduct:

                  [i] he must have acted in good faith;

                  [ii] he must have reasonably believed that his conduct, if in his official capacity with the corporation, was in the corporation's best interests, and if not in his official capacity with the corporation, was at least not opposed to its best interests; and

                  [iii] in the case of any criminal proceeding, he had either reasonable cause to believe his conduct was lawful or had not reasonable cause to believe his conduct was unlawful.

                  The determination of whether the person met the required standard of conduct must be made by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) by a majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more disinterested directors, if a disinterested quorum of the Board of Directors cannot be obtained, (iii) independent special legal counsel selected by the Board of Directors or a duly designated committee thereof pursuant to the statutory requirements of the Act, or (iv) a vote of disinterested shareholders.

                  Article VIII of the Registrant's Articles of Incorporation also requires the Registrant to pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent defending a proceeding in advance of the final disposition thereof as authorized by the Board of Directors if:

                  [i] the person gives written affirmation of his good faith belief that he has met the standard of conduct for indemnification under relevant law;

                  [ii] the person furnishes a written undertaking to repay the advance if it is ultimately determined that he has not met such standard of conduct or such indemnification is otherwise prohibited by law; and

                  [iii] a determination is made that the facts then known would not preclude such indemnification.

                  Articles VIII of the Registrant's Articles of Incorporation further provides that the indemnification provided therein is not exclusive of any other rights persons seeking indemnification may have pursuant to insurance, another agreement or otherwise. In addition, the indemnification provided in
Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Article VIII does not limit a director or officer's right under the Act to mandatory indemnification for reasonable expenses incurred by a director or officer in a proceeding to which the director or officer was a party by virtue of such position and in which the director or officer was wholly-successful, on the merits or otherwise, in the defense of such proceeding.

                  Article VIII of the Registrant's Articles of Incorporation also provides that, consistent with the Act, no director shall be personally liable to the Registrant or its shareholders for monetary damages or injunctive relief for any act or omission by such director as a director unless the director failed to act in accordance with the following standard of conduct and such failure constitutes willful misconduct or recklessness. The standard of conduct is that, based on facts then known to the director, the director discharges his duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Registrant.

                  The Registrant's Articles of Incorporation further provide that Article VIII of the Articles of Incorporation may not be amended, altered, changed or repealed without the affirmative vote of two-thirds or more of the Registrant's shares entitled to vote in the election of directors generally. The Registrant's Bylaws specifically incorporates the limits on director liability and the indemnification provisions contained in Article VIII of the Registrant's Articles of Incorporation.

                  In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by directors and officers of the Registrant in connection with the performance of their duties.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS

                  See Exhibit Index on page 8, which is incorporated herein by reference.

ITEM 9.           UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   Registration
                  Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana, on the 22nd day of July, 2003.


                               COMMUNITY BANK SHARES OF INDIANA, INC.


                               By:   /s/ James D. Rickard
                                  ---------------------------------------------
                                  James D. Rickard, Chief Executive Officer and President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Rickard and Paul A. Chrisco with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the dates and in the capacities indicated.


Name                             Capacity                        Date


 /s/ George M. Ballard           Director                        July 22, 2003
-------------------------
George M. Ballard

 /s/ Paul A. Chrisco             Senior Vice President           July 22, 2003
-------------------------        and Chief Finanical Officer
Paul A. Chrisco                  (Principal Financial and
                                 Accounting Officer)

/s/ Gordon L. Huncilman          Director                        July 22, 2003
-------------------------
Gordon L. Huncilman

/s/ Robert J. Koetter, Sr.       Director                        July 22, 2003
-------------------------
Robert J. Koetter, Sr.

 /s/ Gary L. Libs                Director                        July 22, 2003
-------------------------
Gary L. Libs

 /s/ Dale E. Orem                Director                        July 22, 2003
-------------------------
Dale E. Orem

 /s/ James D. Rickard            Director, Chief Executive       July 22, 2003
-------------------------        Officer and President
James D. Rickard                 (Principal Executive Officer)

_______________________          Director                        July __, 2003
James W. Robinsoin

 /s/ Timothy T. Shea             Director                        July 22, 2003
-------------------------
Timothy T. Shea

 /s/ Kerry M. Stemler            Director                        July 22, 2003
-------------------------
Kerry M. Stemler

 /s/ Steven R. Stemler           Director                        July 22, 2003
-------------------------
Steven R. Stemler

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8




Exhibit Number                           Description                                          Page
--------------                           -----------                                          ----


4.1              Articles of Incorporation of the Registrant and all amendments thereto.         9

4.2              Bylaws of the Registrant and all amendments thereto.                           34

5                Opinion and Consent of Wyatt, Tarrant & Combs, LLP.                            43

23.1             Consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 5).                43

23.2             Consent of Crowe Chizek and Company LLC.                                       45

23.3             Consent of Monroe Shine Co., Inc.                                              46

24               Power of Attorney (precedes signatures).                                        6

99.1             Community Bank Shares Performance Units Plan                                   47
